Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Polyrizon Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, with no par value	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Other	Warrants	(2)	457(o)				0.0001381
Fees to be Paid	Other	Units	(3)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(4)	457(o)		$	$50,000,000.00	0.0001381		$6,905.00

Total Offering Amounts:							$50,000,000.00			6,905.00
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$6,905.00

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Offering Note(s)

(1)	There are being registered under this registration statement such indeterminate number of ordinary shares, warrants, and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $50,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

(2)	There are being registered under this registration statement such indeterminate number of ordinary shares, warrants, and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $50,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

(3)	There are being registered under this registration statement such indeterminate number of ordinary shares, warrants, and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $50,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

(4)	There are being registered under this registration statement such indeterminate number of ordinary shares, warrants, and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $50,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.